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                                                                 Exhibit 10.69


             THIS ASSIGNMENT is dated the 14th day of December 2001.

BETWEEN:

                              PRIMES DE LUXE INC., a corporation incorporated under the laws of Canada and having an office at 909 Boul. Pierre-Bertrand Bureau 100, Vanier, Quebec, GIM 3R9

                              (the "Assignor")

                                                              OF THE FIRST PART;

                                     - and -

                              THE BANK OF NOVA SCOTIA, a corporation
                              incorporated under the laws of Canada and having an office at 44 King Street West, Toronto, Ontario, M5H 1H1

                              (the "Bank")

                                                             OF THE SECOND PART.
WHEREAS:

A. The Regal Greetings & Gifts Corporation ("RG&GC") has, is or is about to become indebted to the Bank (the "Loan") pursuant to an Offer of Finance dated December 5, 2001 (the "Commitment Letter");

B. The Assignor has agreed to grant or has granted a guarantee in favour of the Bank a guarantee (the "Guarantee") of the obligations of RG&GC.

C. The Assignor has agreed to grant or has granted to the Bank security for the guarantee, including INTER ALIA, a security interest in all of its present and after acquired personal property pursuant to a general security agreement (the "Security");

D. The Assignor is the exclusive owner of the right, title and interest of the trade-marks, trade-mark registrations and trade-mark applications, as more particularly described in Schedule "A" hereto (the "Trade-mark") and the Assignor has the exclusive, uninhibited right to sell, transfer, use and assign the Trade-mark;

E. As additional security for the Guarantee, the Assignor has agreed to specifically assign to the Bank, at the option of the Bank and effective upon the occurrence of an event of default under the Commitment Letter or in the event RG&GC is deemed to be in default under the security given in respect thereof or a default under the Security, all of the Assignor's right, title and interest in and to the Trade-mark;

THEREFORE in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor agrees as follows:

1.     The preamble hereto forms an integral part hereof.

2. Upon an event of default occurring under the Commitment Letter or if RG&GC is in default under the Security and upon the exercise by the Bank of its option to cause this Assignment to become effective, the Assignor does hereby transfer and assign to the Bank all of its right, title and interest in and to the Trade-mark and applications or registrations thereof, and all proceeds derived from the Trade-mark, including without limitation, royalties, license fees, and all rights and claims of action that may exist by reason of the infringement of the Trade-mark, together with all goodwill symbolized by the Trade-mark.

3. This Assignment shall take effect upon the Bank notifying the Assignor that it is in default under the

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       Commitment Letter or that RG&GC is in default under the Security and that the Bank intends to exercise its option to cause this Assignment to become effective.

4. The Assignor shall do all things and execute and deliver all documents (including all assignments, affidavits, and other instruments, in a form suitable for filing with all trade-mark offices where the Trade-mark is registered and recorded) as may be requested by the Bank from time to time and at any time, in order to give effect to this Assignment or to perfect or record the bank's interest in the Trade-mark or to maintain the registration or recording of the Trade-mark.

5.     The Assignor represents and warrants as follows:

       (a) the Assignor has sole, full and clear title to the Trade-mark in Canada and in all other jurisdictions represented by the Assignor to the Bank;

       (b) the Assignor has not assigned the right to use the Trade-mark or granted a license to use the Trade-mark to any other entity (except as disclosed in Schedule "B" hereto and except for licences to use the Trade-mark granted to customers in the ordinary course of business) and is duly authorized and has the right to grant this Assignment to the Bank;

       (c) the Trade-mark is valid and duly registered in all jurisdictions where it is utilized and all registrations and recordings of the Trade-mark are valid and subsisting and in full force and effect as of the date of this Assignment;

       (d) the Trade-mark has not lapsed, been abandoned or dedicated to the public, nor to the best of the knowledge of the Assignor, has the Trade-mark been infringed by any other person;

       (e) as of the date of this Assignment, neither the Assignor nor any of its subsidiaries has any trade-mark registered or recorded in or subject to pending applications for registration or recording in Canada, the United States or elsewhere, other than those described in Schedule "A" hereto; and

       (f) the Assignor has no knowledge of any third party claims to the Trade-mark.

6. The Assignor hereby irrevocably appoints The Bank or its agent, as the case may be, with full power of substitution, to be the attorney of the Assignor for and in the name of the Assignor, to do, make, sign, endorse or execute under seal or otherwise all deeds, documents, transfers, cheques, instruments, demands, assignments, assurances, consents, acts, matters or things with the right to use the name of the Assignor whenever or wherever it may be necessary or expedient. It is hereby intended that the said power of attorney shall continue in the event of the subsequent legal incapacity of the Assignor, if an individual.

7. Any notice hereunder shall be in writing and shall be effectively given by the Bank by personal delivery or by mailing such notice by prepaid post to the Assignor at the address set out above, or at such other address as may be given in writing by the Assignor to the Bank. Delivery by fax transmission is deemed to be personal service and is deemed to be received on the next business day following transmission. Delivery by prepaid mail is deemed to be received three business days after mailing.

8. This Assignment shall be binding upon the Assignor and its heirs, executors, administrators successors and permitted assigns and it shall ensure to the benefit of the Bank and its successors and assigns. This Agreement may be assigned by the Bank to any other person (without the consent of any other party hereto) and, if so assigned, the assignee shall have and be entitled to exercise any and all discretions, rights and powers of the Bank hereunder, and all references herein to the Bank shall include such assignee.

9. This Assignment shall be governed by and construed in accordance with the laws of the province in which the branch of the Bank is located as described on page 1.

IN WITNESS WHEREOF the Assignor has hereunto set his hand and seal or has affixed its corporate seal duly attested by the hand(s) of its proper officer(s) in that behalf, on the day and year first above written.

                                               PRIMES DE LUXE INC.


                                               Per:  /s/ Anthony R. Calandra
                                                     --------------------------
                                               Name:
                                               Title:

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                                  SCHEDULE "A"
                       DETAILED DESCRIPTION OF TRADE-MARKS

REGISTERED OWNER
PRIME DE LUXE INC.

DESCRIPTION OR ILLUSTRATION OF TRADE-MARKS:

PRIMES DE LUXE

A.     CLUB PRESTIGE -TMA 396402

B.     PRIMES DE LUXE AND DESIGN -TMA 539844

REGISTRATION PARTICULARS (PLACE, DATE, REGISTRATION NUMBER):

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                                  SCHEDULE "B"

                          LICENSED USERS OF TRADE-MARKS

LICENSE PARTICULARS (NAME OF LICENSEE, DATE AND TERM OF LICENSE):

Nil

OTHER RELEVANT INFORMATION:

Nil